Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS FIRST QUARTER RESULTS

AUSTIN, Minn., February 16, 2007 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2007 first quarter.

HIGHLIGHTS

First Quarter

•                  Diluted EPS of $.54, up 8 percent from $.50 per share in 2006

•                  Dollar sales of $1.50 billion increased 6 percent from 2006 (up 5 percent excluding acquisitions)

•                  Volume up 6 percent compared to last year (up 5 percent excluding acquisitions)

•                  Grocery Products operating profit up 1 percent; volume up 1 percent (down 3 percent excluding acquisitions); dollar sales up 1 percent (down 4 percent excluding acquisitions)

•                  Refrigerated Foods operating profit up 8 percent; volume up 4 percent (up 3 percent excluding acquisitions); dollar sales up 5 percent (up 4 percent excluding acquisitions)

•                  Jennie-O Turkey Store operating profit down 25 percent; volume up 1 percent; dollar sales up 4 percent

•                  Specialty Foods operating profit up 75 percent; volume up 18 percent (up 16 percent excluding acquisitions); dollar sales up 17 percent (up 16 percent excluding acquisitions)

•                  All Other operating profit up 65 percent; volume up 35 percent; dollar sales up 33 percent

•                  Company completes Provena acquisition in the quarter

•                  Dan’s Prize moved from All Other segment to the Refrigerated Foods segment (prior year reflects change)

The company reported fiscal 2007 first quarter net earnings of $75.3 million, up 9 percent from earnings of $69.3 million a year earlier.  Diluted earnings per share for the quarter were $.54 this year compared to $.50 per share last year and sales totaled $1.50 billion, up from $1.42 billion in fiscal 2006.

COMMENTARY

“It was a solid quarter for Hormel Foods. We were able to grow both sales and profits in the first quarter amidst a challenging operating environment,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer.  “The Specialty Foods segment and our International business reported another outstanding quarter,” Ettinger continued, “and our Refrigerated Foods segment delivered top and bottom line growth by continuing to build its value-added portfolio. Grocery Products, however, delivered lower than expected top and bottom line results, and Jennie-O Turkey Store reported a significant decline in earnings as a result of a sharp run-up in grain costs. Overall, I am pleased with our continued

success in marketing innovative products and in growing our value-added business throughout our various segments,” Ettinger concluded.

SEGMENT OPERATING HIGHLIGHTS – FIRST QUARTER

Grocery Products (14% of Net Sales, 26% of Total Operating Profit)

The Grocery Products segment reported a 1 percent increase in both net sales and operating profit compared to last year.  The microwave tray line of products continues to gain momentum with higher net sales and increasing household penetration indicated during the quarter.  With additional production capacity now available, we are increasing our promotional and marketing support for this product line.  HORMEL bacon bits also reported double-digit growth in the quarter.  Lower sales were reported for the SPAM family of products, DINTY MOORE canned products, and CHI-CHI’S sauces.  Increased marketing activity, along with our continued efforts to contemporize these product lines, is planned for the remainder of the year to generate improved net sales and operating profit.  There was good momentum in this segment as we ended the first quarter.

Refrigerated Foods (53% of Net Sales, 32% of Total Operating Profit)

Strong results for value-added products in the Refrigerated Foods segment led to an 8 percent increase in operating profit for the quarter.  Both the Foodservice and Meat Products (retail) business units contributed to the increase.  Retail products exhibiting double-digit growth include HORMEL sliced pepperoni, DILUSSO DELI COMPANY products, and party trays.  Our NATURAL CHOICE pre-sliced sandwich meats continue to gain distribution. We have expanded the NATURAL CHOICE brand into the service deli and retail ham categories.  Foodservice products posting strong results include ALWAYS TENDER premium pork, AUSTIN BLUES BBQ, and Applewood smoked bacon.  Our Dan’s Prize business, which was moved into the segment in fiscal year 2007, also reported strong results for the quarter.

Jennie-O Turkey Store (18% of Net Sales, 23% of Total Operating Profit)

Operating profits for the Jennie-O Turkey Store segment declined compared to last year as a result of higher input costs.  Higher grain markets and costs associated with outside meat purchases contributed to the decline in profitability.  Helping to offset these costs is continued growth in value-added products.  Value-added net sales increased 13 percent for the quarter compared to last year with increases shown in each channel (retail, deli, and foodservice).  Products such as turkey burgers, rotisserie turkey, and JENNIE-O TURKEY STORE retail traypack continue to gain positive acceptance with consumers.  We are aggressively seeking ways to offset our continued expectation of higher grain costs through building our branded product portfolio, increasing prices, and reducing costs.

Specialty Foods (12% of Net Sales, 14% of Total Operating Profit)

Favorable results in the Specialty Foods segment continued again this quarter with operating profits up 75 percent compared to first quarter last year.  Each of the three businesses in the segment, including Diamond Crystal Brands, Hormel Specialty Products, and Century Foods International, reported double-digit increases in operating profits for the quarter.  Products that drove growth include liquid portion packets, blended nutritional products, and ready-to-drink items.

All Other (3% of Net Sales, 5% of Total Operating Profit)

The All Other segment, which includes the International business unit, reported strong results for the quarter with net sales and operating profits up 33 percent and 65 percent, respectively.  Results were driven by the continuation of strong export sales, particularly in STAGG chili and foodservice products.  The China operations continue to experience robust growth in net sales and tonnage while operating profits have been constrained by higher hog input costs.

OUTLOOK

“The sharp rise in grain markets has added a new dynamic to our business and to the food industry in general.  We anticipate higher grain costs will continue to burden our turkey operation and we are working hard to find ways to offset this extra expense, including through advances in pricing.  At this time, we are maintaining our fiscal 2007 guidance of $2.15 - $2.25.  Our guidance range for the second quarter of 2007 is $0.47 - $0.53 per share,” Ettinger concluded.

DIVIDENDS

Effective February 15, 2007, the company paid its 314th consecutive quarterly dividend.  The annual rate is $.60 per share.

CONFERENCE CALL

A conference call will be Webcast at 10:30 a.m. CT on Friday, February 16, 2007.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 8264168.  The Webcast replay will be available at 12:00 (noon) CT, February 16, and archived for one year.  The audio replay will be available beginning at 11:30 a.m. CT on Friday, February 16, 2007, through 11:00 p.m. CT on March 16, 2007.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past six years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ materially.  Please refer to the cautionary statement regarding Forward-Looking Statements that appears on pages 33-37 in the company’s Annual Report for the fiscal year ended October 29, 2006, which can be accessed at www.hormel.com under “Investor-Annual Report.”

Segment Data

Fiscal 2007 First Quarter Segment Operating Results (in Thousands)

	FIRST QUARTER – 13 WEEKS ENDED
	January 28, 2007	January 29, 2006	% Change
NET SALES
Grocery Products	$206,216	$203,957	1.1
Refrigerated Foods	797,972	759,121	5.1
Jennie-O Turkey Store	276,614	267,046	3.6
Specialty Foods	177,079	151,162	17.1
All Other	46,202	34,647	33.4
Total	$1,504,083	$1,415,933	6.2

OPERATING PROFIT
Grocery Products	$32,984	$32,769	0.7
Refrigerated Foods	41,942	38,711	8.3
Jennie-O Turkey Store	29,971	39,679	(24.5)
Specialty Foods	18,042	10,328	74.7
All Other	6,474	3,926	64.9
Total segment operating profit	129,413	125,413	3.2
Net interest and investment income	(4,278)	(5,348)	20.0
General corporate expense	(9,627)	(19,765)	51.3
Income before tax	$115,508	$100,300	15.2

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Thirteen Weeks Ended
	1-28-2007	1-29-2006

Net sales	$1,504,083	$1,415,933
Cost of products sold	1,144,646	1,062,938

GROSS PROFIT:	359,437	352,995
Expenses:
Selling and delivery	164,617	158,334
Marketing	34,027	33,691
Administrative & general	41,910	57,720

TOTAL EXPENSES:	240,554	249,745
Equity in earnings of affiliates	903	2,398

OPERATING INCOME:	119,786	105,648
Other income & expenses:
Interest & investment income	2,080	884
Interest expense	(6,358)	(6,232)

EARNINGS BEFORE INCOME TAXES:	115,508	100,300
Provision for income taxes	40,183	31,024
(effective tax rate)	34.79%	30.93%

NET EARNINGS	$75,325	$69,276

NET EARNINGS PER SHARE
Basic	$.55	$.50
Diluted	$.54	$.50

WGT AVG SHARES OUTSTANDING
Basic	137,533	137,898
Diluted	139,567	139,339

DIVIDENDS DECLARED PER SHARE	$.15	$.14

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	January 28, 2007	October 29, 2006
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$115,003	$172,485
Short-term marketable securities	23,824	0
Accounts receivable	327,606	341,916
Inventories	584,113	570,932
Deferred income taxes	50,184	48,535
Prepaid expenses & other current assets	8,380	7,803

TOTAL CURRENT ASSETS	1,109,110	1,141,671

INTANGIBLES	700,242	698,681

OTHER ASSETS	336,819	309,144

PROPERTY, PLANT & EQUIPMENT, NET	937,423	910,810

TOTAL ASSETS	$3,083,594	$3,060,306

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$526,397	$585,014

LONG-TERM DEBT – LESS CURRENT MATURITIES	350,035	350,054

OTHER LONG-TERM LIABILITIES	325,752	322,326

SHAREHOLDERS’ INVESTMENT	1,881,410	1,802,912

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$3,083,594	$3,060,306

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirteen Weeks Ended
	1-28-2007	1-29-2006
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$75,325	$69,276
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	28,171	27,568
Amortization of intangibles	2,938	2,492
Equity in earnings of affiliates	(1,136)	(2,196)
Provision for deferred income taxes	(2,664)	(4,848)
Loss on property/equipment sales and plant facilities	422	89
Changes in operating assets and liabilities net of acquisitions:
Decrease in accounts receivable	19,842	25,696
Increase in inventories, prepaid expenses, and other current assets	(2,144)	(49,794)
Decrease (Increase) in net pension assets	1,464	(7,911)
Decrease in accounts payable and accrued expenses	(71,093)	(65,067)
Other	3,984	9,726
NET CASH PROVIDED BY OPERATING ACTIVITIES	55,109	5,031

INVESTING ACTIVITIES
Sale of available-for-sale securities	192,800	112,775
Purchase of available-for-sale securities	(216,624)	(93,075)
Acquisitions of businesses	(13,020)	1,444
Purchases of property / equipment	(35,593)	(25,434)
Proceeds from sales of property / equipment	1,563	1,289
(Increase) Decrease in investments, equity in affiliates, and other assets	(25,894)	1,640
NET CASH USED IN INVESTING ACTIVITIES	(96,768)	(1,361)

FINANCING ACTIVITIES
Principal payments on short-term debt	(2,576)	0
Principal payments on long-term debt	(18)	(16)
Dividends paid on common stock	(19,223)	(17,914)
Share repurchase	0	(8,441)
Other	5,994	3,328
NET CASH USED IN FINANCING ACTIVITIES	(15,823)	(23,043)
DECREASE IN CASH AND CASH EQUIVALENTS	(57,482)	(19,373)
Cash and cash equivalents at beginning of year	172,485	131,046
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$115,003	$111,673